UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2015

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition

On April 10, 2015 the shareholders of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) approved the acquisition of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”) incident to a Plan of Exchange to effect this business combination. When this Plan of Exchange is filed with the Secretary of State of Nevada, which is estimated to occur in about thirty days, Gel-Del will become a wholly-owned subsidiary of PetVivo.

This acquisition was made pursuant to a Stock Exchange Agreement dated November 21, 2014 and entered into between PetVivo and Gel-Del, which contained certain conditions to be performed by both parties prior to the completion of this stock exchange business combination. As of April 10, 2015, all of these conditions were satisfied or waived by both parties. The shareholders of Gel-Del approved the Stock Exchange Agreement at a Gel-Del special shareholder meeting duly held on March 25, 2015. The entire Stock Exchange Agreement was filed by PetVivo as Exhibit 10.01 to the Form 8-K filed with the SEC on November 21, 2014.

Gel-Del is a biomaterial and medical device development and manufacturing company with its offices and production facilities in St. Paul, Minnesota, and was founded in 1999 by its Chief Executive Officer, Dr. David B. Masters. Dr. Masters developed Gel-Del’s innovative proprietary biomaterials which simulate a body’s cellular tissue and thus can be readily and effectively utilized to manufacture implantable therapeutic medical devices. The chief advantage of Gel-Del’s biomaterials is their enhanced biocompatibility with living tissues throughout the body. Through this stock exchange, PetVivo has acquired all Gel-Del technology and related patents and other intellectual property (IP) and production techniques, as well as Gel-Del’s modern and secure biomedical product manufacturing facilities in St. Paul.

Pursuant to the Plan of Exchange for this business combination, Gel-Del shareholders, on a pro rata basis, have exchanged all of the outstanding common stock of Gel-Del, its only class of outstanding capital stock, for a total of Four Million One Hundred Fifty Thousand (4,150,000) shares of common stock of PetVivo.

Item 5.02 Election of Directors

Also on April 10, 2015, the shareholders of PetVivo elected two new directors, David B. Masters and Randall A. Meyer, to serve until the next regular meeting of shareholders or until their successors are elected and shall qualify.

David B. Masters, Ph.D., has been the Chief Executive Officer of Gel-Del since its founding by him in 1999. Dr. Masters is an entrepreneur, inventor, biochemist, and biomaterials expert having reputable credentials from Rutgers, Harvard, University of Minnesota and Mayo Clinic. He has over 30 years extensive experience in biomaterials development and commercialization with more than twenty-five issued or pending patents.

Randall A. Meyer has been the Chief Operating Officer of Gel-Del for the past seven years. Mr. Meyer has over 25 years leadership experience in medical device development and commercialization with an emphasis on applying his management expertise as a CEO, COO and Board Director to promote the successful growth of early stage medical technology companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: April 13, 2015	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer